                                                                   EXHIBIT 10.42

                                AIRCRAFT LEASE


     THIS AIRCRAFT LEASE (the "Lease") is made as of January 1, 1998, by and between CAMBRIDGE INDUSTRIES, INCORPORATED, a Michigan corporation with its principal place of business located at 555 Horace Brown Drive, Madison Heights, Michigan 48071 ("Lessor"), and RICHARD CRAWFORD, whose address is 237 Lake Shore Drive, Grosse Pointe Farms, Michigan 48236 ("Lessee").

                                   RECITALS:
                                   --------

     A. Lessor has possession of and the right to use a certain aircraft more particularly described in Exhibit "A" attached hereto and incorporated herein by reference (the "Aircraft").

     B. Lessee desires to lease from Lessor, and Lessor is willing to lease to Lessee, the use of the Aircraft, upon the terms and subject to the conditions of this Lease.

     NOW THEREFORE, the parties agree as follows:

     1. Lease. On the terms and subject to all of the conditions set forth in this Lease, Lessor hereby agrees to lease the Aircraft to Lessor, and Lessee hereby agrees to hire and lease from Lessor, the use of the Aircraft for a maximum of thirty (30) hours during each month during the Term (defined in Section 2 below). Every six (6) months during the Term, Lessee may increase the maximum hours which Lessee may use the Aircraft in subsequent months during the Term by written notice to Lessor, which written notice shall serve as an amendment to this Lease.

     2. Term; Termination. The term of the Lease (the "Term") shall commence on the date hereof and shall end on the fifth anniversary of the date hereof.

     3.  Rentals.
         -------

     (a) During the Term, Lessee shall pay to Lessor at Lessor's address as above indicated or at such other place as Lessor shall designate in writing an hourly usage charge payment of Seven Hundred Ten and no/100 Dollars ($710.00) for each hour that Lessee uses the Aircraft.

     (b) Within ten (10) days following the end of each month during the Term, Lessor shall send to Lessee a detailed invoice setting forth the aggregate hours that Lessee used the Aircraft for such month and the aggregate usage charges therefor. Lessee shall pay such charges to Lessor within fifteen (15) days after Lessee's receipt of such invoice. The accuracy of each monthly invoice shall be conclusive and binding upon Lessee unless Lessee provides Lessor with written notice to the contrary within ten (10) days after Lessee's receipt of such invoice.

     4.  Aircraft Base.
         -------------

     (a) Lessor and Lessee agree that the Aircraft shall be based at Oakland International Airport or, if Lessee elects by written notice to Lessor, at Detroit City Airport (the "Home Base"), and at no other locations without Lessor's prior written consent. Lessee shall not remove the Aircraft from the Continental United States or from the Home Base for a period in excess of thirty
(30) calendar days, without Lessor's express, prior written consent. Whenever the Aircraft is not in use at the Home Base, Lessor shall be responsible for tie-down of the Aircraft or, at Lessor's option, storage in a suitable hangar.

     (b) Subject to the provisions of Section 4(c) below, Lessor shall be entitled to the complete use and operation of the Aircraft in the ordinary course of Lessor's business during the Term. All maintenance, avionics, inspections and Airworthiness Directive compliances shall be the responsibility of and paid for by Lessor. In addition, whenever the Aircraft is not in use by Lessee and once Lessee has utilized the Aircraft for the maximum hours allotted to Lessee in any month hereunder, Lessor shall have the right to the complete use and operation of the Aircraft.

     (c) Subject to the provisions of Section 4(b) above, Lessor and Lessee agree that Lessee shall be entitled to the exclusive use of the Aircraft for any lawful purpose at any time upon delivery of twenty-four (24) hours advance written notice to Lessor up to and including the maximum hours allotted to Lessee hereunder.

     5. Rights to Aircraft. Lessee shall keep the Aircraft free from all liens and claims and shall not do or permit any act or thing whereby Lessor's right to possess or use the Aircraft may be encumbered or impaired.

     6. Taxes. Lessor shall be responsible to pay when due any and all federal, state and local taxes assessed against the Aircraft, whether assessed as a result of Lessor's ownership of the Aircraft or as a result of the operation of the Aircraft (including operations by Lessee), including, without limitation, all income, sales, use and/or excise taxes.

     7. Insurance. Lessor shall keep the Aircraft, including all additions thereto and all replacements or repairs thereof, insured against loss or damage by fire, crash, and other hazards, casualties and contingencies, and Lessor shall carry any other insurances in such amounts and for such periods as may from time to time be required to insure the airworthiness and use of the Aircraft for the benefit of Lessor and Lessee. Prior to the expiration of any policy of insurance, Lessor shall renew or purchase new policies in like amounts covering the same risks. All insurance policies shall carry a provision making loss payable and breach of warranty endorsement to Lessor and to any party with a secured interest in the Aircraft, as their interests shall appear. Such policies shall be delivered to and held by Lessor and Lessor shall pay promptly when due, all premiums for such insurance. Lessee will promptly give written notice of any loss or damage to the Aircraft to Lessor and shall not adjust or settle any such loss without Lessor's prior written consent. Lessor and Lessee shall use the Aircraft only for the purposes and in the manner set forth in the application for the various insurance policies required to be obtained by Lessor hereunder. Lessor shall permit the Aircraft to be operated only by currently certified pilots having the minimum total pilot hours required by such insurance companies and a current medical certificate. Each insurer shall agree, by endorsement or by separate instrument furnished Lessor, that it will give Lessor thirty (30) days written notice before the policy in question shall be altered or canceled.

     8.  Maintenance; Inspection; Operation
         ----------------------------------

     (a) Subject to the provisions of Section 8(b) below, Lessor shall be solely responsible, at its sole cost and expense, for the completion and payment of all maintenance, repair and inspection work required pursuant to the Federal Aviation Administration (the "FAA") regulations and any airworthiness directives pertaining to the Aircraft, including, without limitation, all engine and airframe overhauls, hot sections and engine failure repairs. Lessee shall be solely responsible for authorizing and supervising all such maintenance repair and inspection work such that the Aircraft is at all times kept completely airworthy and in operating condition in compliance with all FAA regulations and all regulations of any other federal, state or local government agency having power to regulate or supervise the Aircraft or Lessee's maintenance, use or operation of the Aircraft.

     (b) Notwithstanding the provisions of Section 8(a) above, Lessee shall be responsible for and shall pay for all maintenance, repair and inspection work required to be performed on the Aircraft as a result of its negligence in the operation of the Aircraft as well as all repairs required to be made to the interior of the Aircraft as a result of its operation of the Aircraft, due to Lessee's negligence.

     (c) Lessor may, without notice, at any and all reasonable times enter upon any place where the Aircraft is located and inspect the Aircraft and its logbooks, airframe and engine records and other records. Lessee agrees to allow Lessor (or any authorized representative of Lessor) to inspect and examine the Aircraft and any of its records and to make copies or extracts therefrom for any lawful purpose, including the purpose of determining the amount of rent due under this Lease at any reasonable time and as often as may be reasonably requested by Lessor.

     (d) Lessor agrees that the Aircraft shall, at all times during the Term, be operated by duly qualified pilots employed by Lessor. Lessor represents and warrants to Lessee that each of the pilots will be operating the Aircraft on Lessee's behalf or who will operate the Aircraft in connection with the performance of maintenance, repair and inspection work on the Aircraft will be duly licensed and meet all requirements established and specified under any insurance policies required to be obtained under this Lease.

     9. No Warranty. Lessor is not the manufacturer of the Aircraft nor the agent for such manufacturer and makes no warranty, either express or implied, as to any matter whatsoever, including without limitation, the Aircraft's condition, merchantability or fitness for any purpose, nor against defects in material, workmanship or capacity of the Aircraft or otherwise, whether patent or latent, nor any warranty that the Aircraft will comply with any law, specification or contract of any kind or nature.

     10. Alterations. Lessee shall not make any alterations, additions, or improvements to the Aircraft without Lessor's express, prior written consent. All additions and improvements of whatsoever kind or description made to the Aircraft shall belong to Lessor and become Lessor's property upon their creation and Lessee shall have no interest therein.

     11. Return of Aircraft. Upon the termination of this Lease, the Aircraft shall be returned unencumbered to Lessor at the Home Base in the same condition as when received by Lessee, reasonable wear and tear and additional engine hours from proper use thereof excepted.

     12. Assignment. Neither party shall assign, transfer, or convey its interest in this Lease without the other party's prior, written consent.

     13. Notices. All notices required hereunder shall be sent by regular mail to Lessor or Lessee at its respective address first above shown or to the last known address thereof. Where reasonable notice is required by applicable law, such requirement shall be met if such notice is sent by regular mail to the person entitled to such notice within five (5) calendar days before the occurrence of the event for which such notice is given.

     14. Entire Agreement; Waiver. No party's failure at any time or times to require strict performance by the other party of any of the terms or provisions of this Lease shall not waive, affect or diminish any such party's right to demand strict compliance and performance thereof, and any waiver of any default shall not waive or affect any other or subsequent default. None of the conditions, provisions, and terms contained herein shall be deemed to have been waived by any act or knowledge of any party, his or its agents, officers, or employees, as the case may be. No waiver shall be effective unless in writing specifically identifying such waiver and signed by the waiving party. This Lease constitutes the entire Agreement between the parties and, except as otherwise provided herein, may not be altered or amended except by an agreement in writing signed by the parties.

     15. Governing Law. The interpretation, enforcement, and validity of this Lease shall be governed and controlled by the laws of the State of Michigan.
Any provision of this Lease prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions in this Lease and the rights given the parties under this Lease shall be in addition to all rights given to the parties by virtue of any statute or rule of law.

     16.  Miscellaneous.
          -------------

     (a) The headings to the sections of this Lease are solely for the convenience of the parties and are not to be construed as a part of the Lease or an aid in the interpretation of the instrument.

     (b) Lessee agrees to execute and deliver to Lessor all instruments, documents and other writings as may be necessary to carry out the intent and purposes of this Lease.

     (c) All charges relating to the delivery of the Aircraft to Lessee or to the return of same to Lessor, including costs, expenses, and attorney fees, shall be borne by Lessee and shall be paid to Lessor forthwith. If Lessee holds the Aircraft beyond the termination date of this Lease, Lessee shall pay rent therefor at the rate provided for in this Lease until the Aircraft arrives at Lessor's premises.

     (d) This Lease shall be binding upon and inure to the benefit of the parties and their successors and assigns.

     (e) This Lease may be executed in counterparts and each such counterpart when taken together shall constitute one and the same agreement, fully binding upon the parties.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above.

                                    LESSOR

                                    CAMBRIDGE INDUSTRIES, INCORPORATED


                                    By:___________________________________

                                    Its:__________________________________


                                    LESSEE


                                    ______________________________________
                                    RICHARD CRAWFORD